UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2008

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement for Purchase of ICS Systems, Inc.

On March 31, 2008, Computer Software Innovations, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with ICS Systems, Inc. (“ICS”) and Michael Byers, to be effective April 1, 2008. Pursuant to the Asset Purchase Agreement, the Company acquired substantially all of the assets and business operations of ICS and assumed certain designated liabilities. The assets acquired included: certain account receivables; work in process; all furniture, fixtures, machinery, equipment and supplies; and all software and intellectual property rights. ICS, located in Colfax, North Carolina (near Greensboro), is a developer, provider and consultant with respect to fund accounting and billing software, focused primarily on the municipality market in North Carolina.

The consideration for the asset purchase was $1,370,000 in cash, and the issuance by the Company of 209,091 shares of the Company’s common stock. The cash portion of the consideration was substantially funded by a draw under the Company’s revolving credit facility with RBC Centura Bank.

The Company entered into a consulting agreement with the shareholder of ICS, Michael Byers, for Mr. Byers to advise the Company on marketing, sales, production activities and customer relations for compensation of $75 an hour. The Company also entered into employment agreements with Elizabeth H. Byers, Michael Byers’ wife, and certain other former employees of ICS. The Company and ICS also entered into transfer and other agreements related to the Asset Purchase Agreement, as well as a Lease for the facilities of ICS, which is described below.

In the Asset Purchase Agreement, the parties made certain representations and warranties and agreed to certain covenants which are customary for similar transactions. Among these, the Asset Purchase Agreement contains indemnification provisions, whereby the Company, and ICS and Mr. Byers, agreed to indemnify each other for the breach of representations and warranties and covenants of that party contained in the agreement.

Lease

In connection with the asset purchase transaction described in the Asset Purchase Agreement, the Company entered into a Lease with Byers Properties, L.L.C. (“Byers Properties”) for the lease by the Company of the former facilities of ICS. Byers Properties is controlled by Michael Byers, who is the sole shareholder of ICS. The term of the Lease begins April 1, 2008 and runs for a period of three years through March 2011. The Lease calls for annual rent of $79,875, payable monthly. The leased property consists of a single-story brick building located on 2.57 acres in Triangle Industrial Park at 8518 Triad Drive, Colfax, North Carolina. The building comprises 7,207 square feet, with approximately 300 square feet being warehouse space.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective April 1, 2008, the Company acquired substantially all of the assets and business operations of ICS. The information contained in Item 1.01 of this report is hereby incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Our revolving credit arrangement with RBC Centura Bank is a facility under which we may borrow, repay and then re-borrow. Advances and repayments under the credit facility occur daily, reflecting cash receipts and the Company’s working capital needs. Set forth below is the outstanding balance as of specific dates through April 3, 2008. The balances presented reflect aggregate advances and pay downs which the Company deems material, or significant. Such information through February 20, 2008 was previously disclosed in our Form 10-K dated December 31, 2007.

Date	Loan Balance
February 20, 2008	$821,000
February 21, 2008	1,272,000
February 25, 2008	1,410,000
February 27, 2008	339,000
February 29, 2008	726,000
March 04, 2008	0
March 10, 2008	646,000
March 14, 2008	812,000
March 21, 2008	0
March 28, 2008	0
March 31, 2008	1,260,000
April 03, 2008	1,479,000

Item 3.02.	Unregistered Sales of Equity Securities.

On March 31, 2008, the Company, pursuant to the Asset Purchase Agreement, unconditionally agreed to issue to ICS 209,091 shares of the Company’s common stock. The private sale of the shares by the Company was effectuated pursuant to an exemption from registration under the Securities Act of 1933 under Section 4(2) of such act, as well as Rule 506 under Regulation D. ICS is an accredited investor.

The information contained in Item 1.01 of this report is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description
10.01	Asset Purchase Agreement executed March 31, 2008, to be effective April 1, 2008, by and among Computer Software Innovations, Inc., ICS Systems, Inc. and Michael Byers.

10.02	Lease by and between Byers Property, L.L.C. and Computer Software Innovations, Inc. made April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: April 4, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.01	Asset Purchase Agreement executed March 31, 2008, to be effective April 1, 2008, by and among Computer Software Innovations, Inc., ICS Systems, Inc. and Michael Byers.

10.02	Lease by and between Byers Property, L.L.C. and Computer Software Innovations, Inc. made April 1, 2008.